Exhibit 10.3

FIRST AMENDMENT TO MASTER COLLABORATION AGREEMENT

This First Amendment to Master Collaboration Agreement (this “Amendment”) is made and entered into as of August 27, 2020 (the “Amendment Effective Date”), by and between and Vertex Pharmaceuticals Incorporated (“Vertex”) and Kymera Therapeutics, Inc. (“Company”), and amends that certain Master Collaboration Agreement (the “Agreement”), dated as of May 9, 2019 by and between Vertex and Company. All capitalized terms used, but not otherwise defined, in this Amendment shall have the meaning given to them in the Agreement.

Whereas, pursuant to Section 13.6 of the Agreement, the Parties wish to amend the Agreement in accordance with the terms and conditions set forth herein.

Now, Therefore, in consideration of the foregoing premises and the mutual covenants set forth below, and for other good and valuable consideration, the receipt of which is hereby acknowledged, Vertex and Company hereby agree as follows:

1.Amendments.

1.1Section 1.84 of the Agreement is hereby deleted and replaced in its entirety with the following:

“1.84“Existing Third Party Agreement” means that certain Collaboration Agreement by and between Company (formerly known as Project Chimera, Inc.) and GlaxoSmithKline Intellectual Property Limited (the “Counterparty”), dated as of October 3, 2017, as amended by the First Amendment to Collaboration Agreement dated as of August 27, in the form it exists on the Amendment Effective Date.”

1.2Sections 5.1.4(b)(ii) and (iii) of the Agreement are hereby deleted and replaced in their entirety with the following:

“(ii) to the extent necessary for Company to grant to the Counterparty the non-exclusive license under Section 4.3(b) of the Existing Third Party Agreement for the Counterparty to perform research, development and commercialization activities and (iii) to the extent necessary for Company to perform its obligations, and grant to the Counterparty the rights, under Section 3.8 and Section 6.1(b) of the Existing Third Party Agreement, in each case ((i)-(iii)), to the extent each such grant exists under the Existing Third Party Agreement.”

1.3The second sentence of Section 5.7 of the Agreement is hereby deleted and replaced in its entirety with the following:

“In addition, notwithstanding the foregoing, the rights and licenses granted to the Counterparty pursuant to Section 3.8, Section 4.1(b), Section 4.3(b) and Section 6.1(b) under the Existing Third Party Agreement, and the Counterparty’s practice of such rights and licenses, shall not constitute a breach of Section 5.6; provided that Company may not amend, modify or restate the Existing Third Party Agreement (i) to expand the scope of the licenses and rights granted to the Counterparty pursuant to Section 3.8, Section 4.1(b), Section 4.3(b) and Section 6.1(b) under the Existing Third Party Agreement in a manner that would constitute a breach of Section 5.6 or (ii) to add any Reserved Target, Vertex

Target or Terminated Target as a Collaboration Protein Target (as defined in the Existing Third Party Agreement) for so long as such Target is subject to the restrictions set forth in Section 5.6.”

1.4Section 5.12.3(b) of the Agreement is hereby amended by adding “and Section 6.1(b)” immediately after the reference to “Section 4.3(b)”.

1.5The second sentence of Section 7.7 of the Agreement is hereby deleted and replaced in its entirety with the following:

“As of the Amendment Effective Date, the Existing Third Party Agreement is hereby deemed a Company In-License Agreement and Collaboration In-License Agreement and subject to the terms and conditions set forth in this Section 7.7.”

2.

Miscellaneous.  Except to the extent expressly amended hereby, the terms and provisions of the Agreement shall remain in full force and effect. Sections 13.11 and 13.19 of the Agreement are hereby incorporated herein by reference.  This Amendment, together with the Agreement as amended hereby, constitutes and contains the complete, final and exclusive understanding and agreement of the Parties and cancels and supersedes all prior negotiations, correspondence, understandings and agreements, whether oral or written, between the Parties respecting the subject matter hereof.

[Signature Page Follows]

In Witness Whereof, the Parties have by duly authorized persons executed this Amendment to Master Collaboration Agreement as of the Amendment Effective Date.

VERTEX PHARMACEUTICALS INCORPORATED		KYMERA THERAPEUTICS, INC.

By:	/s/ Aaron S. Reaves	By:	/s/ Nello Mainolfi

Name:	Aaron S. Reaves	Name:	Nello Mainolfi

Title:	SVP- Business Development	Title:	President and CEO